The Joby aircraft flying in the skies over Marina, California. Photo: Joby Aviation

JOBY WELCOMES $100 MILLION INVESTMENT AS IT
EXPANDS PARTNERSHIP WITH SK TELECOM
Santa Cruz, CA and Seoul, South Korea, June 29, 2023 — Joby Aviation, Inc. (NYSE:JOBY), a company developing all-electric aircraft for commercial passenger service, today announced that SK Telecom (NYSE:SKM, “SKT”), South Korea’s leading telecommunications company, is making an equity investment of $100 million in Joby, as part of an expanded partnership between the two companies.
The agreement, executed on 27 June, paves the way for Joby to participate alongside SKT in Korea’s “K-UAM Grand Challenge.” The Challenge is a phased demonstration program, led by the Korean Ministry of Land, Infrastructure and Transport, which is designed to foster the adoption of aerial ridesharing in Korea.
Commenting on the news, JoeBen Bevirt, founder and CEO, Joby Aviation, said: “Our partnership with SKT places Joby in the best possible position to capitalize on the opportunity presented by the Korean market, where we continue to see a strong drive from the government to realize aerial ridesharing.

"We’re grateful for SKT’s commitment to Joby and look forward to working with them as we develop a transformational air taxi service for Korea.”

Joby and SKT first signed a strategic collaboration agreement in February 2022, which was expanded to include TMAP, South Korea’s largest mobility platform, in May 2022. Today’s investment is expected to lead to the development of further partnerships across the mobility ecosystem in Korea, led by SKT.
“We will do our utmost to promote the demonstration and commercialization of urban air mobility in Korea, based on our partnership with Joby Aviation,” added Ryu Young-sang, CEO of SKT. “This technology promises to greatly reduce customers’ travel time and we look forward to turning Korea into a mobility powerhouse.”
Additional financial details are available in Joby’s 8-K available here.
About Joby
Joby Aviation, Inc. (NYSE:JOBY) is a California-based transportation company developing an all-electric, vertical take-off and landing air taxi which it intends to operate as part of a fast, quiet, and convenient service in cities around the world. To learn more, visit www.jobyaviation.com.
About SK Telecom
SK Telecom has been leading the growth of the mobile industry since 1984. Now, it is taking customer experience to new heights by extending beyond connectivity. By placing AI at the core of its business, SK Telecom is rapidly transforming into an AI company. It is focusing on driving innovations in areas of telecommunications, media, AI, metaverse, cloud and connected intelligence to deliver greater value for both individuals and enterprises.
For more information, please contact skt_press@sk.com or visit our LinkedIn page www.linkedin.com/company/sk-telecom.
Forward Looking Statements
This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding the timing of SKT’s expected investment in Joby ; our regulatory outlook, progress and timing; plans for commercial operations in Korea and our partnership with SKT, including participation in the K-UAM Grand Challenge; our business plan, objectives, goals and market opportunity; plans for, and potential benefits of, our strategic partnerships; and our current expectations relating to our business, financial condition, results of operations, prospects, capital needs and growth of our operations. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate”, “estimate”, “expect”, “project”, “plan”, “intend”, “believe”, “may”, “will”, “should”, “can have”, “likely” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. All forward looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including: our ability to launch our aerial ridesharing service and the growth of the urban air mobility market generally; our ability to produce aircraft that meet our performance expectations in the volumes and on the timelines that we project; the competitive environment in which we operate; our future capital needs; our ability to adequately protect and enforce our intellectual property rights; our ability to effectively respond to evolving global regulations and standards relating to our aircraft; challenges associated with international partnerships; conditions for participation in the K-UAM Grand Challenge which may be outside of our control; our reliance on third-party suppliers and service partners; uncertainties related to our estimates of the size of the market for our service and future revenue opportunities; and other important factors discussed in the section titled “Risk Factors” in our Annual Report on Form 10-K, filed with the Securities and Exchange Commission (the “SEC”) on March 1, 2023, and in future filings and other reports we file with or furnish to the SEC. Any such forward-looking statements represent management’s estimates and beliefs as of the date of this presentation. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change.

Contacts:
Joby Aviation
Investors:
investors@jobyaviation.com
Media:

Joby Aviation press@jobyaviation.com	SK Telecom Co., Ltd. Rainie Jiang SK Telecom Co., Ltd. mengyu@sk.com Taehoon Lee SK Telecom Co., Ltd. +82 2 6100 3368 hooon@sk.com